Exhibit 99.1

Media	Investors
Janis Allen	Kevin Chamberlain
Kristyn Clark	Isaac Garden
(805) 330-4899	(818) 224-7028

PennyMac Mortgage Investment Trust Reports

First Quarter 2021 Results

Westlake Village, CA, May 6, 2021 – PennyMac Mortgage Investment Trust (NYSE: PMT) today reported net income attributable to common shareholders of $65.4 million, or $0.67 per common share on a diluted basis for the first quarter of 2021, on net investment income of $201.4 million. PMT previously announced a cash dividend for the first quarter of 2021 of $0.47 per common share of beneficial interest, which was declared on March 24, 2021 and paid on April 29, 2021 to common shareholders of record as of April 15, 2021.

First Quarter 2021 Highlights

Financial results:

•	Net income attributable to common shareholders of $65.4 million, down from $76.6 million in the prior quarter

•	Strong correspondent segment results and continued improvement in the fair value of government-sponsored enterprise (GSE) credit risk transfer (CRT) investments due to credit spread tightening

•

Mortgage servicing rights (MSR) fair value gains more than offset by fair value declines on Agency mortgage-backed securities (MBS) and interest rate hedges due to significant prepayment activity and elevated hedge costs driven by market volatility

•	Book value per common share of $20.90 at March 31, 2021, up from $20.30 at December 31, 2020

Other investment and financing highlights:

•	Investment activity driven by strong correspondent production volumes

•	Conventional correspondent loan production volumes of $33.8 billion in unpaid principal balance (UPB), down 11 percent from the prior quarter and up 109 percent from the first quarter of 2020

•	Added $408 million in new MSRs

•	Sold remaining excess servicing spread (ESS) investment to PennyMac Financial Services, Inc. (NYSE: PFSI) at fair value

•	Issued $1.4 billion in term debt, further strengthening PMT’s capital structure

•	$659 million of 3-year term notes issued to replace short-term securities repurchase agreements associated with PMT’s sixth CRT transaction

•	$350 million of 5-year Fannie Mae MSR term notes issued to replace short-term financing

•	Raised $345 million of new 5-year senior exchangeable notes

“PMT delivered another strong quarter of investment performance with earnings in excess of the dividend level,” said Chairman and CEO David Spector. “We saw strong correspondent production segment results and continued improvement in the fair value of our credit risk transfer investments. The CRT performance also reflects the successful implementation of loss mitigation activities by our manager and services provider, PennyMac Financial. PMT also issued $1.4 billion in term debt during the quarter, further strengthening its balance sheet. As the largest correspondent aggregator in the U.S., combined with its synergistic partnership with PennyMac Financial, PMT enjoys a unique, competitive advantage allowing it to organically create high-quality MSR investments and we continue to redeploy capital into these new investments as our CRT portfolio seasons.”

Mr. Spector continued, “As we look at the evolving mortgage landscape, we believe PMT remains uniquely positioned to capitalize on the current environment characterized by elevated production volumes. Additionally, we expect changes to the GSE preferred stock purchase agreements limiting cash window deliveries to make the role of well-capitalized correspondent aggregators like PMT increasingly important to a healthy mortgage market. Finally, we look forward to further discussing our outlook for the business at our upcoming investor day for PennyMac Mortgage Investment Trust and PennyMac Financial.”

The following table presents the contributions of PMT’s segments, consisting of Credit Sensitive Strategies, Interest Rate Sensitive Strategies, Correspondent Production, and Corporate:

	Quarter ended March 31, 2021
	Credit sensitive strategies	Interest rate sensitive strategies	Correspondent production	Corporate	Consolidated
	(in thousands)
Net investment income (loss):
Net gain on loans acquired for sale	$(1)	$—	$53,013	$—	$53,012
Net (loss) gain on investments:
CRT investments	154,031	—	—	—	154,031
Loans at fair value	95	—	—	—	95
Loans held by variable interest entity net of asset-backed secured financing	—	(1,445)	—	—	(1,445)
Mortgage-backed securities	—	(71,117)	—	—	(71,117)
Hedging derivatives	145	(169)	—	—	(24)
Excess servicing spread investments	—	1,651	—	—	1,651

	154,271	(71,080)	—	—	83,191
Net loan servicing fees	—	50,045	—	—	50,045
Net interest (expense) income:
Interest income	650	13,516	22,797	626	37,589
Interest expense	17,261	37,316	21,731	—	76,308

	(16,611)	(23,800)	1,066	626	(38,719)
Other income	888	—	52,980	—	53,868

	138,547	(44,835)	107,059	626	201,397

Expenses:
Loan fulfillment and servicing fees payable to PennyMac Financial Services, Inc.	137	18,955	60,836	—	79,928
Management fees payable to PennyMac Financial Services, Inc.	—	—	—	8,449	8,449
Other	4,150	812	10,646	6,384	21,992

	$4,287	$19,767	$71,482	$14,833	$110,369

Pretax income (loss)	$134,260	$(64,602)	$35,577	$(14,207)	$91,028

Credit Sensitive Strategies Segment

The Credit Sensitive Strategies segment primarily includes results from CRT, and also includes distressed loans and non-Agency subordinated bonds. Pretax income for the segment was $134.3 million on revenues of $138.5 million, compared to pretax income of $134.5 million on revenues of $141.1 million in the prior quarter.

Net gain on investments in the segment was $154.3 million, up from $149.8 million in the prior quarter.

Net gain on CRT investments for the quarter was $154.0 million, down from $163.7 million in the prior quarter, and included $98.1 million in valuation-related gains which reflects the impact of credit spread tightening and elevated prepayment speeds. The prior quarter included $209.9 million in such gains. Net gain on CRT investments also included $42.7 million in realized gains and carry, compared to a gain of $48.2 million in the prior quarter. Recoveries net of realized losses during the quarter were $13.3 million, primarily related to L Street Securities 2017-PM1, as losses were reversed for loans that had been in forbearance and reperformed.

Net interest expense for the segment totaled $16.6 million, compared to $9.1 million in the prior quarter. Interest income totaled $0.7 million, up slightly from $0.6 million in the prior quarter. Interest expense totaled $17.3 million, up from $9.6 million in the prior quarter primarily due to the settlement of PMT’s sixth CRT transaction late in the fourth quarter.

Segment expenses were $4.3 million, down from $6.6 million in the prior quarter due to lower expenses related to assisting certain borrowers in mitigating loan delinquencies they incurred as a result of dislocations arising from the COVID-19 pandemic.

Interest Rate Sensitive Strategies Segment

The Interest Rate Sensitive Strategies segment includes results from investments in MSRs, excess servicing spread (ESS), Agency mortgage-backed securities (MBS), non-Agency senior MBS and interest rate hedges. Pretax loss for the segment was $64.6 million on investment losses of $44.8 million, compared to a pretax loss of $100.1 million on investment losses of $82.4 million in the prior quarter. The segment includes investments that typically have offsetting fair value exposures to changes in interest rates. For example, in a period with increasing interest rates, MSRs and ESS typically increase in fair value whereas Agency MBS typically decrease in fair value.

The results in the Interest Rate Sensitive Strategies segment consist of net gains and losses on investments, net interest income and net loan servicing fees, as well as associated expenses.

Net loss on investments for the segment was $71.1 million, and consisted of $71.1 million of losses on MBS, $1.4 million of losses on loans held by variable interest entity net of asset-backed secured financing, and $0.2 million of losses on hedging derivatives, and $1.7 million of gains in ESS investments.

Net loan servicing fees were $50.0 million, up from a loss of $48.6 million in the prior quarter. Net loan servicing fees included servicing fees of $116.3 million, up from the prior quarter primarily driven by a larger portfolio, and $16.2 million in other fees, reduced by $59.4 million in realization of MSR cash flows, which was up 6 percent from the prior quarter. Net loan servicing fees also included $337.7 million in fair value gains of MSRs, $374.4 million in related hedging losses, and $13.6 million of MSR recapture income. PMT’s hedging activities are intended to manage the Company’s net exposure across all interest rate sensitive strategies, which include MSRs, ESS and MBS.

The following schedule details net loan servicing fees:

	Quarter ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(in thousands)
From non-affiliates:
Contractually specified(1)	$116,287	$111,741	$94,469
Other fees	16,245	18,719	7,191
Effect of MSRs:
Carried at fair value—change in fair value
Realization of cashflows	(59,385)	(56,258)	(63,955)
Other	337,667	(18,157)	(563,246)

	278,282	(74,415)	(627,201)
Gains (losses) on hedging derivatives	(374,403)	(115,755)	767,186

	(96,121)	(190,170)	139,985

	36,411	(59,710)	241,645
From PFSI—MSR recapture income	13,634	11,067	2,927

Net loan servicing fees	$50,045	$(48,643)	$244,572

(1)	Includes contractually specified servicing fees, net of guarantee fees.

MSR and ESS fair value gains resulted from lower expectations for prepayment activity in the future driven by higher interest rates, while Agency MBS and interest rate hedges declined in fair value. PMT benefited from higher recapture income from PFSI for elevated prepayment activity during the quarter. PMT generally benefits from recapture income when the prepayment of a loan underlying PMT’s MSR or ESS results from refinancing by PFSI.

Net interest expense for the segment was $23.8 million, up from $19.7 million in the prior quarter. Interest income totaled $13.5 million, down from $17.6 million in the prior quarter, primarily lower earnings rates on custodial balances. Interest expense totaled $37.3 million, essentially unchanged from the prior quarter.

Segment expenses were $19.8 million, up from $17.6 million in the prior quarter.

Correspondent Production Segment

PMT acquires newly originated loans from correspondent sellers and typically sells or securitizes the loans, resulting in current-period income and additions to its investments in MSRs related to a portion of its production. PMT’s Correspondent Production segment generated pretax income of $35.6 million, down from $52.7 million in the prior quarter.

Through its correspondent production activities, PMT acquired $51.2 billion in UPB of loans, down 10 percent from the prior quarter and up 72 percent from the first quarter of 2020. Of total correspondent acquisitions, conventional conforming acquisitions totaled $33.8 billion, and government-insured or guaranteed acquisitions totaled $17.4 billion, down from $38.0 billion and $18.9 billion, respectively, in the prior quarter. Interest rate lock commitments on conventional loans totaled $34.0 billion, down from $39.5 billion in the prior quarter.

Segment revenues were $107.1 million, a 22 percent decrease from the prior quarter and included net gain on loans acquired for sale of $53.0 million, other income of $53.0 million, which primarily consists of volume-based origination fees, and net interest income of $1.1 million. Net gain on loans acquired for sale in the quarter decreased by $17.5 million from the prior quarter, as margins normalized. Interest income was $22.8 million, down from $29.3 million in the prior quarter, and interest expense was $21.7 million, down from $22.6 million in the prior quarter, driven by lower loan acquisition volumes.

Segment expenses were $71.5 million, down from $84.1 million in the prior quarter driven by the decrease in origination activity. The weighted average fulfillment fee rate in the first quarter was 18 basis points, down from 19 basis points in the prior quarter.

Corporate Segment

The Corporate segment includes interest income from cash and short-term investments, management fees, and corporate expenses.

Segment revenues were $0.6 million, down from $1.1 million in the prior quarter. Management fees were $8.4 million, down 3 percent from the prior quarter. Other segment expenses were $6.4 million, up from $5.7 million in the prior quarter.

Taxes

PMT recorded a provision for tax expense of $19.4 million compared to a tax benefit of $9.0 million in the prior quarter.

***

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.pennymac-REIT.com beginning at 1:30 p.m. (Pacific Time) on Thursday, May 6, 2021.

About PennyMac Mortgage Investment Trust

PennyMac Mortgage Investment Trust is a mortgage real estate investment trust (REIT) that invests primarily in residential mortgage loans and mortgage-related assets. PMT is externally managed by PNMAC Capital Management, LLC, a wholly-owned subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI). Additional information about PennyMac Mortgage Investment Trust is available at www.PennyMac-REIT.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as COVID-19; the impact to our CRT agreements of increased borrower requests for forbearance under the CARES Act; changes in the Company’s investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject it to additional risks; volatility in the Company’s industry, the debt or equity markets, the general economy or the real estate finance and real estate markets specifically, whether the result of market events or otherwise; events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets, such as the sudden instability or collapse of large depository institutions or other significant corporations, terrorist attacks, natural or manmade disasters, or threatened or actual armed conflicts; changes in general business, economic, market, employment and domestic and international political conditions, or in consumer confidence and spending habits from those expected; declines in real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in mortgage loans and mortgage-related assets that satisfy the Company’s investment objectives; the inherent difficulty in winning bids to acquire mortgage loans, and the Company’s success in doing so; the concentration of credit risks to which the Company is exposed; the degree and nature of the Company’s competition; the Company’s dependence on its manager and servicer, potential conflicts of interest with such entities and their affiliates, and the performance of such entities; changes in personnel and lack of availability of qualified personnel at its manager, servicer or their affiliates; the availability, terms and deployment of short-term and long-term capital; the adequacy of the Company’s cash reserves and working capital; the Company’s ability to maintain the desired relationship between its financing and the interest rates and maturities of its assets; the timing and amount of cash flows, if any, from the Company’s investments; unanticipated increases or volatility in financing and other costs, including changes in interest rates; our substantial amount of indebtedness; the performance, financial condition and liquidity of borrowers; the ability of the Company’s servicer, which also provides the Company with fulfillment services, to approve and monitor correspondent sellers and underwrite loans to investor standards; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of the Company’s customers and counterparties; the Company’s indemnification and repurchase obligations in connection with mortgage loans it purchases and later sells or securitizes; the quality and enforceability of the collateral documentation evidencing the Company’s ownership and rights in the assets in which it invests; increased rates of delinquency, default and/or decreased recovery rates on the Company’s investments; the performance of mortgage loans underlying mortgage backed securities in which the Company retains credit risk; the Company’s ability to foreclose on its investments in a timely manner or at all; increased prepayments of the mortgages and other loans underlying the Company’s mortgage-backed securities or relating to the Company’s mortgage servicing rights and other investments; the degree to which the Company’s hedging strategies may or may not protect it from interest rate volatility; the effect of the accuracy of or changes in the estimates the Company makes about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon the Company’s financial condition and results of operations; the Company’s ability to maintain appropriate internal control over financial reporting; technologies for loans and the Company’s ability to mitigate security risks and cyber intrusions; the Company’s ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct its business; the Company’s ability to detect misconduct and fraud; the Company’s ability to comply with various federal, state and local laws and regulations that govern its business;

developments in the secondary markets for the Company’s mortgage loan products; legislative and regulatory changes that impact the mortgage loan industry or housing market; changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies such as the Government National Mortgage Association, the Federal Housing Administration or the Veterans Administration, the U.S. Department of Agriculture, or government-sponsored entities such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, or such changes that increase the cost of doing business with such entities; the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations and regulatory agencies, and any other legislative and regulatory changes that impact the business, operations or governance of mortgage lenders and/or publicly traded companies; the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof; changes in government support of homeownership; changes in government or government-sponsored home affordability programs; limitations imposed on the Company’s business and its ability to satisfy complex rules for it to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of the Company’s subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes, as applicable, and the Company’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules; changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of REITs, or the exclusions from registration as an investment company); the Company’s ability to make distributions to its shareholders in the future; the Company’s failure to deal appropriately with issues that may give rise to reputational risk; and the Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2021	December 31, 2020	March 31, 2020
	(in thousands except share amounts)
ASSETS
Cash	$92,842	$57,704	$1,099,380
Short-term investments	108,375	127,295	137,960
Mortgage-backed securities at fair value	1,916,485	2,213,922	3,947,420
Loans acquired for sale at fair value	4,646,761	3,551,890	2,856,042
Loans at fair value	117,647	151,734	251,423
Excess servicing spread received from PennyMac Financial Services, Inc.	—	131,750	157,109
Derivative and credit risk transfer strip assets	182,969	164,318	173,310
Real estate acquired in settlement of loans	17,715	28,709	50,838
Deposits securing credit risk transfer arrangements	2,664,420	2,799,263	1,855,936
Mortgage servicing rights	2,441,214	1,755,236	1,157,326
Servicing advances	150,160	121,820	39,030
Due from PennyMac Financial Services, Inc.	7,521	8,152	3,512
Other	176,145	380,218	189,202

Total assets	$12,522,254	$11,492,011	$11,918,488

LIABILITIES
Assets sold under agreements to repurchase	$6,091,973	$6,309,418	$6,348,192
Mortgage loan participation and sale agreements	68,176	16,851	—
Exchangeable senior notes	494,097	196,796	444,525
Notes payable secured by credit risk transfer and mortgage servicing assets	2,897,794	1,924,999	1,967,526
Asset-backed financing of a variable interest entity at fair value	101,238	134,726	232,565
Interest-only security payable at fair value	18,922	10,757	14,134
Assets sold to PennyMac Financial Services, Inc. under agreement to repurchase	—	80,862	99,766
Derivative and credit risk transfer strip liabilities at fair value	229,970	263,473	462,639
Firm commitment to purchase credit risk transfer securities at fair value	—	—	409,649
Accounts payable and accrued liabilities	122,837	124,809	40,534
Due to PennyMac Financial Services, Inc.	68,644	87,005	56,223
Income taxes payable	42,493	23,563	12,067
Liability for losses under representations and warranties	28,967	21,893	7,300

Total liabilities	10,165,111	9,195,152	10,095,120

SHAREHOLDERS’ EQUITY
Preferred shares of beneficial interest	299,707	299,707	299,707
Common shares of beneficial interest—authorized, 500,000,000 common shares of $0.01 par value; issued and outstanding 97,938,350, 97,862,625, and 99,941,390 common shares, respectively	979	979	998
Additional paid-in capital	2,137,933	2,096,907	2,126,264
Accumulated deficit	(81,476)	(100,734)	(603,601)

Total shareholders’ equity	2,357,143	2,296,859	1,823,368

Total liabilities and shareholders’ equity	$12,522,254	$11,492,011	$11,918,488

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	For the Quarterly Periods Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(in thousands, except per share amounts)
Investment Income (Loss)
Net gains on loans acquired for sale	$53,012	$70,511	$48,775
Loan origination fees	52,902	59,589	23,928
Net gains (losses) on investments	83,191	135,715	(815,131)
Net loan servicing fees:
From nonaffiliates
Servicing fees	132,532	130,460	101,660
Change in fair value of mortgage servicing rights	278,282	(74,415)	(627,200)
Hedging results	(374,403)	(115,755)	767,185

	36,411	(59,710)	241,645
From PennyMac Financial Services, Inc.	13,634	11,067	2,927

	50,045	(48,643)	244,572
Interest income	37,589	48,577	72,123
Interest expense	76,308	69,637	81,068

Net interest expense	(38,719)	(21,060)	(8,945)
Results of real estate acquired in settlement of loans	837	318	32
Other	129	104	252

Net investment income (loss)	201,397	196,534	(506,517)

Expenses
Earned by PennyMac Financial Services, Inc.:
Loan fulfillment fees	60,835	72,606	41,940
Loan servicing fees	19,093	18,375	14,521
Management fees	8,449	8,687	9,055
Loan origination	9,308	10,486	4,249
Loan collection and liquidation	3,857	7,667	750
Professional services	2,224	1,863	1,496
Compensation	2,185	1,132	519
Safekeeping	1,941	2,452	1,658
Other	2,477	(629)	3,720

Total expenses	110,369	122,639	77,908

Income (loss) before provision for (benefit from) income taxes	91,028	73,895	(584,425)
Provision for (benefit from) income taxes	19,425	(8,984)	10,248

Net income (loss)	71,603	82,879	(594,673)
Dividends on preferred shares	6,234	6,235	6,234

Net income (loss) attributable to common shareholders	$65,369	$76,644	$(600,907)

Earnings (loss) per share
Basic	$0.67	$0.78	$(5.99)
Diluted	$0.67	$0.78	$(5.99)
Weighted average shares outstanding
Basic	97,892	98,346	100,245
Diluted	98,103	98,534	100,245
Dividends declared per common share	$0.47	$0.47	$0.25